SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

January 17, 2006 (January 16, 2006)

GOODRICH PETROLEUM CORPORATION

(Exact name of Company as specified in its charter)

Delaware	001-7940	76-0466193
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

808 Travis Street, Suite 1320
Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Company’s telephone number, including area code: (713) 780-9494

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 16, 2006, Goodrich Petroleum Corporation (the “Company”) announced that its Board of Directors has approved the redemption of its Series A Convertible Preferred Stock (the “Preferred Stock”) pursuant to the terms of the Company Restated Certificate of Incorporation, as amended. The Record Date set for the redemption is January 16, 2006 and the Redemption Date is February 17, 2006. There are a total of 791,968 shares of Preferred Stock issued and outstanding and the shares trade on the NASDAQ Small-Cap Market under the symbol “GDPAP”. The terms of the Preferred Stock give the holders the option to convert at any time into shares of the Company’s common stock, par value $0.20 per share (the “Common Stock”), at a ratio of 0.4167 shares of Common Stock for each share of Preferred Stock. The Company is mailing a Redemption Notice to holders of record of the Preferred Stock, advising them that, if they do not exercise their option to convert into Common Stock on or before February 16, 2006, the Company will redeem their Preferred Stock shares for cash at $12 per share, plus accrued and unpaid dividends since December 31, 2005. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 16, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION (Company)

/s/ D. Hughes Watler, Jr.
D. Hughes Watler, Jr. Senior Vice President & Chief Financial Officer

Dated: January 17, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 16, 2006